                                 ADDENDUM NUMBER TWO
                                       TO THE
                             CUSTODIAN AGREEMENT BETWEEN
                BANKERS TRUST COMPANY AND MIMLIC SERIES FUND, INC.
                              DATED:  JANUARY 2, 1997

This Addendum made this 1st day of May, 1999, by and between MIMLIC Series Fund, Inc., ("Fund") and Bankers Trust Company ("Custodian").

WHEREAS, MIMLIC Series Fund, Inc. has changed its name to Advantus Series Fund, Inc.; and

WHEREAS The Fund and Custodian desire to consolidate the Custodian Agreement dated April 21, 1994 (as amended) and the Custodian Agreement dated January 2, 1997;

NOW THEREFORE, In consideration of the mutual covenants and agreements hereinafter contained, the Fund and Custodian hereby agree to Addendum Number Two to the Custodial Agreement, as described below, such amendments to be effective on the 1st day of May, 1999.

                                         I.

All references to MIMLIC Series Fund, Inc. shall be changed to Advantus Series Fund, Inc.

                                        II.

Exhibit A shall be amended as shown in the attached amended Exhibit A.


Dated as of: __________________, 1999

Advantus Series Fund, Inc.

By:
    --------------------------

Name:
      ------------------------

Title:
       -----------------------

Bankers Trust Company

By:
    --------------------------

Name:
      ------------------------

Title:
       -----------------------
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                                      EXHIBIT A
                               (as amended May 1, 1999)


To Custodian Agreement dated as of January 2, 1997 between Bankers Trust Company and Advantus Series Fund, Inc.


LIST OF PORTFOLIOS

The following is a list of Portfolios referred to in the first WHEREAS clause of the above-referred to Custodian Agreement. Terms used herein as defined terms unless otherwise defined shall have the meanings ascribed to them in the above referred to Custodian Agreement.


Global Bond Portfolio
Bond Portfolio
Mortgage Securities Portfolio
Maturing Government Bond Portfolio - 2002
Maturing Government Bond Portfolio - 2006
Maturing Government Bond Portfolio - 2010


Dated as of:  ________________, 1999


Advantus Series Fund, Inc.

By:
    -----------------------------

Name:
      ---------------------------

Title:
       --------------------------


Bankers Trust Company

By:
    -----------------------------

Name:
      ---------------------------

Title:
       --------------------------